Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-280597) and Form S-8 (No. 333-213816, No. 333-216369, No. 333-233204, No. 333-258655, No. 333-266667, No. 333-273765, and No. 333-281342) of Kyntra Bio, Inc. of our report dated March 16, 2026 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Irvine, California

March 16, 2026